Exhibit 5.1

DAVID A. GARBUS One Boston Place Boston, MA 02108-4404 Main (617) 557-5900 Fax (617) 557-5999 dgarbus@rc.com Direct (617) 557-5955

December 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:
Vaso Active Pharmaceuticals, Inc.
Registration Statement on Form SB-2 for 172,500 Shares of Class A
Common Stock and Representative's Warrants
File No. 333-111039

Ladies and Gentlemen:

        We have acted as legal counsel to Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of up to 172,500 Shares (the "Shares") of the Company's Class A common stock (the "Class A Common Stock") $.0001 par value per share, pursuant to the Company's Registration Statement on Form SB-2 (No. 333-111039) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under Rule 462(b) as promulgated by the Commission under the Securities Act of 1933 as amended (the "Securities Act"), to which this Opinion Letter (the "Opinion Letter") is filed as Exhibit 5.1. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

        In accordance with the Registration Statement, the Company is registering under the Securities Act the following securities (collectively, the "Securities"):

  1.
  The Shares (including 22,500 shares of Class A Common Stock which the several underwriters (the "Underwriters") represented by Kashner Davidson Securities Corp. (the "Representative") have the option to purchase to cover over-allotments, if any);

  2.
  15,000 warrants granted to the Representative (the "Representative's Warrants") to purchase up to 15,000 shares of Class A Common Stock; and

  3.
  15,000 shares of Class A Common Stock issuable upon exercise of the Representative's Warrants (the "Representative's Shares").

        In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction as true, correct and complete, of such agreements, instruments, documents and records in each case as we have deemed necessary or appropriate for the purposes of expressing the opinions set forth in this Opinion Letter.

        The opinions expressed herein are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law, including all provisions of the Delaware Constitution applicable thereto and reported judicial decisions interpreting the Delaware General Corporation Law, and to Federal law of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  The Securities have been duly authorized, and upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement and the Representative's Warrant Agreement, as the case may be, the Securities will be legally issued.

  2.
  The Shares, upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement, will be fully paid and non-assessable.

  3.
  The Representative's Warrants, upon the sale thereof as described in the Registration Statement and as contemplated by the Underwriting Agreement, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby, enforceable against the Company in accordance with the terms thereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable).

  4.
  The Representative's Shares, when issued upon the exercise of the Representative's Warrants, will be fully paid and non-assessable.

        We consent to the filing of this Opinion Letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-B.

        The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you hereafter of developments hereafter occurring or coming to our attention, whether or not the same would (if now existing or known to us) require any change or modification herein.

        The opinions expressed in this Opinion Letter are limited solely to the matters expressly set forth above. No other opinions are intended, nor should any other opinion be inferred herefrom.

Very truly yours, ROBINSON & COLE LLP
By:	/s/ DAVID A. GARBUS David A. Garbus, a Partner